EXHIBIT 21

Subsidiaries of the Registrant


     The registrant has one subsidiary--Bank of Hanover and Trust Company-- which is headquartered at 25 Carlisle Street, Hanover, Pennsylvania 17331 and incorporated in Pennsylvania.

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